UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2017

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) held on May 4, 2017, the Company’s stockholders voted on the following proposals:

1.	To elect eleven directors to serve a one-year term that will expire at the next Annual Meeting of Stockholders. Each director was elected with the votes cast as follows:

Directors	For	Withheld	Broker Non-Votes
David M. Barse	90,095,323.7	9,421,279.2	23,037,432.8
Ronald J. Broglio	95,751,633.7	3,764,969.2	23,037,432.8
Peter C.B. Bynoe	89,596,256.7	9,920,346.2	23,037,432.8
Linda J. Fisher	97,004,716.7	2,511,886.2	23,037,432.8
Joseph M. Holsten	96,997,545.7	2,519,057.2	23,037,432.8
Stephen J. Jones	96,986,545.7	2,530,057.2	23,037,432.8
Danielle Pletka	96,918,415.7	2,598,187.2	23,037,432.8
Michael W. Ranger	95,558,802.7	3,957,800.2	23,037,432.8
Robert S. Silberman	79,305,973.5	20,210,629.4	23,037,432.8
Jean Smith	90,393,587.7	9,123,015.2	23,037,432.8
Samuel Zell	90,873,528.7	8,643,074.2	23,037,432.8

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2017 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,754,848.6	2,045,967.0	2,753,220.1	—

3.	Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,457,389.9	22,782,343.8	2,276,869.1	23,037,432.9

4.     Advisory vote on the frequency of the advisory vote on executive compensation

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
89,505,858.7	219,240.1	7,872,603.0	1,918,901.1	23,037,432.8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2017

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary